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                                                                     EXHIBIT 2.5


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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

      QUADRAMED CORPORATION, HEALTHCARE RECOVERY ACQUISITION CORPORATION,

             HEALTHCARE RECOVERY, INCORPORATED AND ITS SHAREHOLDERS

                                  DATED AS OF

                                 MARCH 1, 1997

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                    ACQUISITION AGREEMENT AND PLAN OF MERGER

      This Acquisition Agreement and Plan of Merger is entered into effective as of March 1, 1997 by and among QuadraMed Corporation, a Delaware corporation ("QuadraMed"), Healthcare Recovery Acquisition Corporation, a Delaware corporation ("Acquisition Co.") (QuadraMed and Acquisition Co. are collectively referred to herein as the "QuadraMed Entities"), on the one hand, and Healthcare Recovery, Incorporated, a New Jersey corporation doing business as "Synergy HMC" (the "Company"), Eugene M. Arnone ("Arnone"), Charles Hehn ("Hehn") and Deborah Marsh ("Marsh"), who constitute all of the shareholders of the Company (individually, a "Shareholder" and collectively, the "Shareholders").

         WHEREAS, QuadraMed is a duly incorporated Delaware corporation engaged in the healthcare electronic data interchange and the business office outsourcing businesses.

         WHEREAS, Acquisition Co. is a duly incorporated Delaware corporation formed by QuadraMed for the purpose of the Merger contemplated by this Agreement, with authorized capital stock consisting of 1,000 shares of Common Stock, $0.001 par value, of which all 1,000 shares are duly and validly issued and outstanding and owned by QuadraMed.

         WHEREAS, the Company is a duly incorporated New Jersey corporation engaged in the healthcare accounts receivable management and collection business (the "Business"), with authorized capital stock consisting of 2,500 shares of Common Stock, no par value, of which 1,319.54 shares are duly and validly issued, outstanding and entitled to vote as of March 1, 1997.

         WHEREAS, QuadraMed, the Company and its Shareholders have been in continuous negotiations regarding the acquisition of the Company since early March, 1997.

         WHEREAS, the Shareholders have orally agreed with senior management of QuadraMed to operate the Business in a manner which is consistent with the acquisition of the Company by the QuadraMed Entities.

         WHEREAS, QuadraMed desires to acquire the Company via merger of the Company with and into Acquisition Co. pursuant to the terms of this Agreement and on a tax-deferred basis pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code (the "Merger").

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:
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                                   ARTICLE I.
                              CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Acquisition Co." shall have the meaning specified in the preamble hereto.

         1.2 "Acquisition Co. Common Stock" shall mean the Common Stock of Acquisition Co., $0.001 par value.

         1.3 "Agreement" shall mean this Acquisition Agreement and Plan of Merger, including the exhibits and schedules referred to herein.

         1.4 "Certificate of Merger" shall mean the document to be filed with the Delaware Secretary of State, substantially in the form attached hereto as Exhibit "A" and incorporated herein by this reference.

         1.5 "Closing" shall mean the closing of the transactions contemplated in this Agreement.

         1.6 "Closing Consideration" shall mean an aggregate of $3,354,005 in value, $1,353,605 of which shall be paid in cash at the Closing, plus 181,855 shares of QuadraMed Common Stock to be delivered to the Shareholders as of the Closing with an aggregate Fair Market Value of $2,000,405.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.8 "Company" shall have the meaning specified in the preamble hereto.

         1.9 "Company Common Stock" shall mean all of the issued and outstanding Common Stock of the Company, no par value, all of which shares are held by the Shareholders as of the date hereof.

         1.10 "Company Financial Statements" shall mean the reviewed balance sheets of the Company as of December 31, 1996 for the twelve (12) month period then ended and the related statements of operations, shareholders' equity and cash flows for the periods then ended, as prepared by Dolan, Mauthe & Marsella, independent certified public accountants to the Company, including notes thereto, and the unaudited balance sheets of the Company as of February 28, 1997, for the two (2) month period then ended and the related statement of operations, shareholders' equity and cash flows for the period then ended, as prepared internally by the Company's accounting staff, including notes thereto.

         1.11    "DGCL" shall mean the Delaware General Corporation Law.





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         1.12    "Effective Date" shall mean the date and time the Certificate of Merger is filed with the Delaware Secretary of State.

         1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.14 "Fair Market Value" with respect to each of the QuadraMed Shares shall mean Eleven Dollars ($11.00) per share (ratably adjusted for stock splits, stock dividends or other subdivisions or combinations of QuadraMed Common Stock), regardless of what price shares of QuadraMed Common Stock are then quoted on the NASDAQ-NMS.

         1.15 "Interim Balance Sheet" shall mean the Company's unaudited balance sheet as of February 28, 1997, and the "Interim Balance Sheet Date" shall mean February 28, 1997.

         1.16 "Merger" shall have the meaning specified in the preamble hereto.

         1.17    "New Jersey Act" shall mean the New Jersey Corporations Code.

         1.18    "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         1.19 "QuadraMed Common Stock" shall mean the shares of Common Stock of QuadraMed, $0.01 par value.

         1.20 "QuadraMed SEC Filings" shall mean any and all documents, reports and other filings made by QuadraMed with the SEC, including, without limitation, the Form 10K-SB filed with the SEC on March 28, 1997.

         1.21 "QuadraMed Shares" shall mean the shares of QuadraMed Common Stock issuable as a portion of the Closing Consideration.

         1.22    "SEC" shall mean the Securities and Exchange Commission.

         1.23 "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.24 "Surviving Corporation" shall mean Acquisition Co. (or its successor-in-interest) as the surviving corporation following the Merger.

                                  ARTICLE II.
                                  THE MERGER

         2.1 The Merger. Subject to the terms and conditions hereof, the Merger shall be consummated in accordance with the DGCL and the New Jersey Act as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI. On the Effective Date, subject to the terms and conditions of this Agreement and in





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accordance with the laws of the State of Delaware, the Company shall be merged with and into Acquisition Co., which shall be the Surviving Corporation.

         2.2 Execution of Certificate of Merger. Prior to the Closing, Acquisition Co. shall complete and execute the Certificate of Merger and cause the Certificate of Merger to be delivered to the Delaware Secretary of State for filing as part of the Closing as provided in Section 251 of the DGCL. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the Merger.

         2.3 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

         2.4 Certificate of Incorporation; Bylaws. As of the Effective Date, the Certificate of Incorporation of Acquisition Co. shall be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Acquisition Co. shall be the Bylaws of the Surviving Corporation.

         2.5 Directors. The directors of Acquisition Co. on the Effective Date shall be the directors of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

         2.6 Officers. The officers of the Surviving Corporation shall be as set forth below, and such officers shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law:

       Name                              Office
       ----                              ------
       James D. Durham           Chairman of the Board, Chief Executive Officer
       Eugene M. Arnone          President, Chief Operating Officer
       John V. Cracchiolo        Treasurer
       Keith M. Roberts          Secretary

         2.7 Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 8.1, the Closing of the transactions contemplated by this Agreement shall take place at the principal executive offices of QuadraMed, 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939 as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V and VI (the "Closing Date").





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         2.8     Tax Consequences.  It is intended that the Merger shall
constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

                                  ARTICLE III.
                 STATUS AND CONVERSION OF COMPANY COMMON STOCK;
                    STATUS OF ACQUISITION CO. COMMON STOCK;
                           REPAYMENT OF COMPANY DEBT

         3.1     Consideration Paid for Company Common Stock.

                 3.1.1 On the Effective Date, each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the Shareholders, be converted into the right to receive a ratable portion of the Closing Consideration upon surrender at the Closing of the certificates representing such shares. In addition, on the Effective Date, all rights in respect of such Company Common Stock shall cease to exist, other than the right to receive the Closing Consideration and all such shares shall be cancelled and retired.
Until surrendered, each outstanding certificate which prior to the Effective Date represented issued and outstanding Company Common Stock shall be deemed for all corporate purposes to evidence the right to receive such amounts.

                 3.1.2 Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled and retired and cease to exist, without any conversion thereof.

                 3.1.3 As of the Effective Date, any Stock Rights (as defined in Section 4.1.1 below) shall be cancelled and extinguished and cease to exist, and shall not be entitled to receive any of the Closing Consideration or contingent consideration hereunder.

         3.2 Acquisition Co. Common Stock. Each share of Acquisition Co. Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into such number of newly issued shares of the Common Stock of the Surviving Corporation equal to the number of shares of Acquisition Co. Common Stock then outstanding.

         3.3 Private Placement. The QuadraMed Shares to be issued in the Merger are intended to be exempt from registration requirements of the Securities Act pursuant to the private placement exemption provided by Rule 505 and/or 506 of Regulation D promulgated under the Securities Act and applicable state securities laws. Each Shareholder hereby agrees to take all reasonable actions and execute all documents to qualify issuance of the QuadraMed Shares for such exemptions.





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         3.4     Repayment of Company Debt.  Concurrently with the Closing,
QuadraMed shall repay the following indebtedness of the Company via wire transfer pursuant to written instructions provided to QuadraMed by the Company:
(i) $1,287,000 owed to Core States/New Jersey National Bank ("Core States"); and (ii) $379,000 owed to Arnone. At the Closing, the Company shall cause both Core States and Arnone each to deliver the following: (i) the original promissory note(s) evidencing such indebtedness marked "cancelled;" (ii) the release and termination of any and all security interests and liens on the Company's assets issued in connection with such indebtedness; and (iii) such other documentation reasonably requested by counsel for the QuadraMed Entities as necessary to evidence full repayment of such indebtedness and release of all legal rights and remedies in connection therewith by each lender.

         3.5 Contingent Consideration. Within sixty (60) days of completion of the audit of the Surviving Corporation's financial statements for each of the fiscal years ended December 31, 1997 and December 31, 1998, QuadraMed shall issue to each of the Shareholders, pro rata based upon their stock ownership in the Company as of the Closing, QuadraMed Common Stock with a Fair Market Value calculated as set forth below. With respect to the Surviving Corporation's fiscal year ended December 31, 1997, QuadraMed shall issue QuadraMed Common Stock with an aggregate Fair Market Value equal to 21.74% of the amount by which audited gross revenues of the Surviving Corporation ("Gross Revenues") exceed $9,200,000 solely to the extent of the first $2,300,000 of any such excess, such that the Fair Market Value of the contingent consideration issuable with respect to the 1997 fiscal year shall be to a maximum of $500,000. By way of illustration, and not of limitation, the Fair Market Value of contingent consideration issuable would be $282,620 if 1997 Gross Revenues were $10,500,000, would be $500,000 if 1997 Gross Revenues were equal to $11,500,000 (the "1997 Maximum Target") and would not increase in excess of $500,000 to the extent the 1997 Gross Revenues exceeded $11,500,000. For purposes of fiscal year 1997, the audited gross revenues of the Surviving Corporation shall be deemed to be the gross revenues of the Company from the period January 1, 1997 through the Closing plus the audited gross revenues of the Surviving Corporation from the Closing through December 31, 1997. With respect to the Surviving Corporation's fiscal year ended December 31, 1998, QuadraMed shall issue QuadraMed Common Stock with a Fair Market Value equal to 18.90% of the amount by which 1998 Gross Revenues exceed $10,580,000 solely to the extent of the first $2,645,000 of any such excess, such that the Fair Market Value of the contingent consideration issuable with respect to the 1998 fiscal year shall be subject to a maximum of $500,000. By way of illustration, and not of limitation, the Fair Market Value of contingent consideration issuable would be $268,380 if 1998 Gross Revenues were $12,000,000, would be $500,000 if 1998 Gross Revenues were equal to $13,225,000 (the "1998 Maximum Target") and would not increase in excess of $500,000 to the extent the 1998 Gross Revenues exceeded $13,225,000. Concurrently with the issuance of any such contingent consideration, each of the Shareholders shall reaffirm its investment representations contained in Section 4.1.37 below.





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                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Company and the Shareholders. The Company and Eugene M. Arnone, jointly and severally, and Charles Hehn and Deborah Marsh, severally, hereby represent and warrant to the QuadraMed Entities as follows:

                 4.1.1 Capitalization of the Company. As of the date of this Agreement, the only authorized capital stock of the Company consists of 2,500 shares of Company Common Stock, no par value, of which 1,319.54 shares are issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to, nor were any issued in violation of, any preemptive rights, rights of first refusal, co-sale rights and similar rights. Except as set forth on Schedule 4.1.1, there are not and, as of the Closing, there will not be, any outstanding securities of the Company or options, warrants, subscriptions, convertible debentures or other rights, commitments or any other similar agreements for the purchase of any securities of the Company (collectively "Stock Rights"). The Company is not a party to, nor has knowledge that any of the Shareholders are parties to, any voting trust agreements or other contracts, agreements or arrangements restricting voting rights or transferability with respect to the issued and outstanding Company Common Stock.

                 4.1.2 Ownership of Shares; No Change. Except as set forth on Schedule 4.1.2, as of the date of this Agreement and as of the Closing, the Shareholders do and will own all of the issued and outstanding Company Common Stock. Each of the shares of Company Common Stock to be tendered by the Shareholders at the Closing is free and clear of any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever (collectively, an "Encumbrance") and at the Closing, each of such shares of Company Common Stock will be free of any Encumbrance. The Shareholders have full power and authority to convey good marketable title to the shares of Company Common Stock owned by each of them free and clear of any Encumbrances.

                 4.1.3 Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be in good standing, or so qualified would have a material adverse effect on its business or operations, all of which jurisdictions are listed on Schedule 4.1.3.

                 4.1.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement (including the documents and transactions contemplated hereby) by the Company has been duly authorized by all necessary shareholder and corporate action. This Agreement has been, and the other





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agreements, documents and instruments required to be delivered by the Company or the Shareholders in accordance with the provisions hereof (the "Company's Documents") will be, duly executed and delivered on behalf of each Shareholder and duly executed and delivered by the Company by duly authorized officers of the Company, and this Agreement constitutes, and the Company's Documents when executed and delivered will constitute, the legal, valid and binding obligations of each Shareholder and the Company as each is a party thereto, enforceable against each such party in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity).

                 4.1.5 No Interest in Other Entities. Except for interests in the entities described on Schedule 4.1.5 (such entities are hereinafter referred to as the "Subsidiaries"), the Company owns no shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity.

                 4.1.6 Validity of Contemplated Transactions, Etc. The execution, delivery and performance of this Agreement by the Company does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under,
(i) any existing law, ordinance or governmental rule or regulation to which the Company is subject, (ii) to the Company's best knowledge after due inquiry, any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company, (iii) the charter documents of the Company or any securities issued by the Company or (iv) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (hereinafter defined in Section 4.1.17), or other instrument, document or understanding, oral or written, to which the Company is a party, by which the Company may have rights or by which any of its assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company thereunder. Except as aforesaid, no Authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Company.

                 4.1.7 No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person (including the Shareholders) to acquire any of the Company's assets, properties or rights or any interest therein.

                 4.1.8 Financial Statements. The Company has delivered to the QuadraMed Entities true and complete copies of the Company Financial Statements. All such Company Financial Statements (including any related notes), (i) have been prepared from the books and records of the Company in accordance with generally accepted accounting principles, consistently applied and maintained throughout the periods indicated, and (ii) fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of





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the Company at the dates indicated and each such statement of income, cash flow and changes in shareholders' equity fairly present the results of operations, cash flow and changes in shareholders' equity of the Company for the periods indicated. The unaudited financial statements for all such periods contain all adjustments, which are solely of a normal recurring nature, necessary to present fairly the financial position for the periods then ended.

                 4.1.9 Accounts Receivable. The accounts receivable of the Company as set forth on the Interim Balance Sheet and/or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible within one hundred twenty (120) days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the Interim Balance Sheet, the recorded allowance for collection losses on the Interim Balance Sheet and in each case discounts for early payment noted thereon. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with generally accepted accounting principles consistent with past practice. To the best of the Company's and each Shareholder's knowledge after due inquiry, no customer, client or vendee of the Company has repeatedly or persistently failed to pay amounts due to the Company within one hundred twenty (120) days after billing. Neither the Company nor any representative of the Company has any oral or written agreements or side deals with respect to the payment, billing or collection of accounts receivable with any customers, clients or vendees of the Company, or any individuals associated therewith, and there are no existing, or, to the Company's best knowledge after inquiry, threatened or suspected disputes regarding any services rendered or billings to such customers, clients or vendees. After the Closing Date, the Company will not be obligated to return any amounts previously collected from its customers, clients or vendees as a result of any written or oral agreement, understanding or guaranty existing as of the Closing Date. For purposes of this Section 4.1.9, the QuadraMed Entities acknowledge and agree that, unless otherwise specified by a customer or client, all amounts collected with respect to the Company's accounts receivable arising prior to the Closing shall be applied to the oldest account with respect to such customer or client.

                 4.1.10 Complaints. The Company has received no customer complaints concerning its services.

                 4.1.11 Absence of Undisclosed Liabilities. The Company has no liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

                          (a)     Those liabilities or obligations set forth on
the Interim Balance Sheet and not heretofore paid or discharged;





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                          (b)     Liabilities arising in the ordinary course of
business under any agreement, contract, commitment, lease or plan specifically set forth on Schedule 4.1.11 or not required to be disclosed because of the term or amount involved; or

                          (c)     Those liabilities or obligations incurred,
consistently with past business practice, in or as a result of the normal and ordinary course of business since the Interim Balance Sheet Date.

For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                 4.1.12    Tax and Other Returns and Reports.

                          (a)     All federal, state, local and foreign tax
returns, reports, statements and other similar filings required to be filed by the Company and each Shareholder (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions, (including, without limitation, all income tax, unemployment compensation, social security, payroll, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (collectively, the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company and each Shareholder for Taxes for the periods, property or events covered thereby. All Taxes, including, without limitation, those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from the Company have been properly accrued or paid. The accruals for Taxes contained in the Interim Balance Sheet are adequate to cover the tax liabilities of the Company as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Company or any of its assets or properties. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are no tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company. The Company has no knowledge of any basis for any additional assessment of any Taxes. The Company has made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including, without limitation, the portion of such deposits relating to taxes imposed upon the Company.





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                          (b)     All state, local and other tax returns,
reports, statements and other similar filings required to be filed by the Company with respect to any state, local or other sales or use tax have been filed with the appropriate governmental agencies in all jurisdictions where sales or use tax returns are required to be filed, and all such sales or use tax returns properly reflect the liabilities of the Company for all applicable sale or use taxes for the periods, property or events covered thereby. All sales or use taxes, including, without limitation, those which are called for by sales or use tax returns filed by or on behalf of the Company, or heretofore or hereafter claimed to be due by any taxing authority from the Company, have been properly accrued or paid. The accruals for sales or use taxes contained in the Interim Balance Sheet are adequate to cover sales or use tax liabilities of the Company as of that date and include adequate provision for all deferred taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Company has not received any notice of assessment or proposed assessment in connection with any sales or use tax and there are not pending sales or use tax examinations or sales or use tax claims asserted against the Company. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of sales or use taxes. There are no sales or use tax liens (other than any lien for current taxes not yet due and payable) on any of the assets or properties of the Company.

                 4.1.13 Books of Account. The books, records and accounts of the Company maintained accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any of the funds of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business made available to the QuadraMed Entities and their representatives.

                 4.1.14 Existing Condition. Since the Interim Balance Sheet Date, the Company has not:

                          (a)     Incurred any liabilities, other than
liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any damage or risk of loss to it or any of its assets or properties;

                          (b)     Sold, assigned or transferred any of its
assets or properties except in the ordinary course of business consistent with past practice;

                          (c)     Created, incurred, assumed or guaranteed any
indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any Encumbrance except for Permitted Liens (hereinbelow defined in Section 4.1.15);





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
                          (d)     Made or suffered any amendment or termination
of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                          (e)     Declared, set aside or paid any dividend or
made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

                          (f)     Suffered any damage, destruction or loss,
whether or not covered by insurance, materially and adversely affecting its business, operations, assets, properties or prospects;

                          (g)     Suffered any material adverse change in its
business, operations, assets, properties, prospects or condition (financial or otherwise);

                          (h)     Received notice or had knowledge of any
actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                          (i)     Made commitments or agreements for capital
expenditures or capital additions or betterments except such as may be involved in ordinary repair, maintenance or replacement of its assets or which in the aggregate do not exceed $25,000;

                          (j)     Increased the salaries or other compensation
of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits or perquisites to which any of its employees may be entitled (except in connection with periodic performance review of non-Shareholder employees in accordance with the Company's usual practices);

                          (k)     Changed any of the accounting principles
followed by it or the methods of applying such principles;

                          (l)     Entered into any transaction with an
Affiliate (as defined in Section 4.1.18 below) which exceed in any one instance $5,000; or

                          (m)     Entered into any transaction other than in
the ordinary course of business consistent with past practice.

                 4.1.15 Title to Properties. The Company has good, valid and marketable title to all of its properties and assets, real, personal and mixed, which it purports to own, including, without limitation, all properties and assets reflected in the Interim Balance Sheet (except for inventory sold since the date thereof in the ordinary course of business consistent with past practice) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for (i) liens for current real or personal property taxes not yet due and payable, (ii) liens disclosed on
Schedule 4.1.15 and (iii) liens that are immaterial in character, amount and extent, and which do not detract from the value or interfere with the present or proposed use of the properties they affect ("Permitted Liens").

                 4.1.16 Condition of Tangible Assets. All buildings, structures, facilities, equipment and other material items of tangible property and assets of the Company are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business, and conform to all applicable laws, ordinances, codes, rules and regulations and Authorizations relating to their construction, use and operation by the Company. No person other than the Company owns any equipment or other tangible assets or properties situated on the premises of the Company or necessary to the operation of the business of the Company, except for leased items disclosed on Schedule 4.1.16 and for items of immaterial value.

                 4.1.17 Compliance with Law; Authorizations. The Company has complied with each, and is not in violation of any law, ordinance or governmental or regulatory rule or regulation, whether federal, state, local or foreign, to which the Company's business, operations, assets or properties is subject ("Regulations"). The Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are necessary in any material fashion for it to conduct the Business as now or previously conducted or for the ownership and use of its assets owned or used by the Company, free and clear of all liens, charges, restrictions and encumbrances (other than Permitted Liens) and in compliance with all Regulations. All such Authorizations are listed and described on Schedule 4.1.17. The Company is not in default, nor has it received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No shareholder, director, officer, employee or former employee of the Company or any affiliates of the Company or any other person, firm or corporation owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company owns, possesses or uses in the operation of the Business as now or previously conducted.

                 4.1.18 Transactions with Affiliates. No shareholder, director, officer or employee of the Company, or any member of his or her immediate family or any other of his or her affiliates (collectively, an "Affiliate") owns or has a five percent (5%) or more ownership interest in any corporation or other entity that is or was during the last three (3) years a party to, or in any property which is or was during the last three (3) years the subject of, any material contract, agreement or understanding, business arrangement or relationship with the Company.

                 4.1.19 Litigation. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best knowledge of the Company and the Shareholders after due inquiry, threatened against the Company or which relates to the assets of the Company or the transactions contemplated by this Agreement, nor do the Company or any Shareholder know of any reasonably likely basis for any such litigation, arbitration, investigation or proceeding, the result of which could either individually or in the aggregate materially and adversely affect the Company, its assets or the transactions contemplated hereby. The Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect the Company, its assets or the transactions contemplated hereby.

                 4.1.20 Insurance. The assets of the Company are insured under various policies of general liability, property, worker's compensation, professional negligence or malpractice and other forms of insurance, all of which are described on Schedule 4.1.20, which discloses for each policy the risks insured against coverage limits, deductible amounts, all outstanding claims thereunder and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the Company's operations and all premiums to date have been paid in full. The Company has not been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 4.1.20 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into by the Company.

                 4.1.21   Contracts and Commitments.  Except as set forth on
Schedule 4.1.21, the Company is not a party to any written or oral:

                          (a)     Agreement, contract or commitment with any
present or former employee or consultant or for the employment of any person, including any consultant;

                          (b)     Agreement, contract or commitment for the
future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case $7,500 or more;

                          (c)     Agreement, contract or commitment to sell or
supply products ("Goods Contracts") or to perform services ("Services Contracts") in connection with the Business involving in any one case $7,500 or more;

                          (d)     Agreement, contract or commitment not
otherwise listed on Schedule 4.1.21 and continuing over a period of more than six (6) months from the date hereof or exceeding $7,500 in value;

                          (e)     Distribution, dealer, representative or sales
agency agreement, contract or commitment;

                          (f)     Lease under which the Company is either
lessor or lessee relating to its assets or any property at which its assets are located;

                          (g)     Note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                          (h)     Agreement, contract or commitment for any
charitable or political contribution relating to the Business involving in any one case $500 or more;

                          (i)     Commitment or agreement for any capital
expenditure or leasehold improvement in excess of $25,000;

                          (j)     Other than the Non-Competition and
Non-Circumvention Agreement and the Employment Agreement to be entered into with Eugene M. Arnone as of Closing, agreement, contract or commitment limiting or restraining the Company, or any successor thereto from engaging or competing in any manner in any business, nor, to the Company's knowledge, is any employee of the Company engaged in the conduct of the business subject to any such agreement, contract or commitment;

                          (k)     License, franchise, distributorship or other
agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company; or

                          (l)     Any other material agreement, contract or
commitment not made in the ordinary course of business.

Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on Schedule 4.1.21, or not required to be listed therein because of the term or amount thereof, under which the QuadraMed Entities are to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms; the Company is, and to the Company's and each Shareholder's knowledge after due inquiry, all other parties thereto are in material compliance with the provisions thereof; the Company is not, and to the Company's and each Shareholder's knowledge after due inquiry, no other party thereto is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and to the Company's and each Shareholder's best knowledge after due inquiry, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. No written or oral agreement, contract or commitment described on Schedule 4.1.21 requires the consent of any party to its assignment in connection with the transactions contemplated hereby.
Schedule 4.1.21 accurately discloses with respect to each Service Contract disclosed therein, the customer name; the form from which such contract has been derived; whether or not the contract amount is fixed or may be varied based on services performed; if the contract amount is fixed, the contract amount, or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount and the estimated contract amount most recently communicated to the customer; a good faith, reasonable estimate of the work completed and total costs incurred to the date hereof thereunder; the total billings as of the date hereof under such contract; the estimated completion dates therefor; whether or not the Company has any reason to believe that its profit margin with respect to such contract might be less than it has customarily achieved in the past for similar contracts; and whether such contract requires the furnishing of goods or services by persons other than the employees of the Company.

                 4.1.22 Additional Information. Schedule 4.1.22 contains accurate lists and summary descriptions of the following:

                          (a)     All inventory, equipment and furniture and
fixtures of the Company as of the Interim Balance Sheet Date, specifying such items as are owned and such as are leased and, with respect to the owned property, specifying its aggregate cost or original value and the net book value as of the Interim Balance Sheet Date and, with respect to the leased property as to which the Company is lessee, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

                          (b)     All real property and interests in real
property leased by the Company as of the Interim Balance Sheet Date, specifying the identity of the lessor, the rental rate and the unexpired term of the lease;

                          (c)     The name and address of every bank and other
financial institution in which the Company or its affiliates maintains an account (whether checking, savings or otherwise), lock box or safe deposit box and the account numbers and names of persons having signing authority or other access thereto;

                          (d)     The names and titles of and current annual
base salary or hourly rates for all employees of the Company, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the past or current fiscal year or payable to each such person in the future and the bonuses accrued for, the vacation and severance benefits to which, each such person is entitled; and

                          (e)     All names under which the Company has
conducted business during the last five (5) years.

                 4.1.23 Labor Matters. The Company has not suffered any strike, slowdown, picketing or work stoppage by any union or other group of employees. The Company is not a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of the Company, no collective bargaining agent has been certified as a representative of any of the employees of the Company and no representation campaign or election is now in progress with respect to any of the employees of the Company.

                 4.1.24   Employee Benefit Plans and Arrangements.

                          (a)     Identification of Employee Benefit Plans.
Schedule 4.1.24 contains a complete list of all Employee Benefit Plans, whether formal or informal, whether or not set forth in writing and whether covering one person or more than one person, sponsored or maintained by the Company in connection with the Business. For the purposes of this Agreement, the term "Employee Benefit Plan" includes all plans, funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. The term " "Employee Benefit Plan" includes, without limitation, all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all employee pension benefits within the meaning of Section 3(2) of ERISA. Each Employee Benefit Plan providing benefits which are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the plan on Schedule 4.1.24.

                          (b)     Employee Benefit Plans.  Each Employee
Benefit Plan maintained by the Company (collectively, the "Employee Benefit Plans") is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms. Each Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a "reportable event" (as defined in Section 4043(b) of ERISA) for which the thirty (30) day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any

Employee Benefit Plan. No Employee Benefit Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Employee Benefit Plans to have paid as contributions to such Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due) and no Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. Neither the Company nor any Shareholder nor, to the knowledge of the Company and each Shareholder after due inquiry, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any Employee Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No liability, claim, action or litigation has been made, commenced or threatened with respect to any Employee Benefit Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Employee Benefit Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to all Employee Benefit Plans which are subject to Title IV of ERISA, as of the most recent actuarial valuation prepared for each such Employee Benefit Plan, the aggregate present value of the accrued liabilities thereof did not exceed the aggregate fair market value of the assets allocable thereto. Each "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Company is obligated to contribute ("Multiemployer Plan") is listed on Schedule 4.1.24. Except as set forth on Schedule 4.1.24, all contributions required to have been made by the Company or any Shareholder to a Multiemployer Plan have been made on a timely basis. The Company has not been advised by any Multiemployer Plan that it has any withdrawal liability under Sections 4201 or 4204 of ERISA with respect to any Multiemployer Plan, nor is the Company or any Shareholder aware of any such withdrawal liability.

                 4.1.25 Intellectual Property Matters. The Company did not and does not utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how except for those listed on
Schedule 4.1.25 (the "Intellectual Property"), all of which are owned by the Company free and clear of any liens, claims, charges or encumbrances except as noted on Schedule 4.1.25. Schedule 4.1.25 contains a complete list of pending patent applications of the Company relating to the Business. The Company in the operation of the Business does not infringe upon or unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. The Company is not in default under, and has not received any notice or communication of any claim of infringement or any other claim or proceeding relating to any such patent, trademark, trade name, service mark, copyright or trade secret relating to the Business. No present or former employee or shareholder of the Company and no other person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company owns, possesses or uses in its operation of the Business as now or heretofore conducted. Schedule 4.1.25 lists all confidentiality or non-disclosure agreements to which the Company or any of its employees is a party.

                 4.1.26   Software.

                          (a)     The computer software and software in process
of the Company included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the Software and is free of defects in programming and operation, is in machine-readable form, contains all current revisions of such software and includes all computer programs, materials, know-how and processes related to the Software. The Company has delivered to the QuadraMed Entities complete and correct copies of all user and technical documentation related to the Software.

                          (b)     Neither the Company nor any employee or agent
thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to the QuadraMed Entities pursuant hereto or the development of any program or product based on the Software or any part thereof.

                          (c)     No employee of the Company is, or is now
expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or non-competition arrangement, or any other contract or any restrictive covenant relating to the Software or its development or exploitation. The Software was developed entirely by the employees of the Company during the time they were employees only of the Company and such Software does not include any inventions of the employees made prior to the time such employees became employees of the Company nor any intellectual property of any previous employer of such employee.

                          (d)     Except as noted on Schedule 4.1.25, all
right, title and interest in and to the Software is owned by the Company, free and clear of all liens, claims, charges or encumbrances, are fully transferable to the QuadraMed Entities, and no party other than the Company has any interest in the Software, including, without limitation, any security interest, license, contingent interest or otherwise. The Company's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity and the Company has not received any communication alleging such a violation. The Company does not have any obligation to compensate any person for the development, use, sale or exploitation of the Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

                          (e)     The Company has kept secret and has not
disclosed the source code for the Software to any person or entity other than certain employees of the Company who are subject to the terms of a binding confidentiality agreement with respect thereto or in connection with software escrows with third parties which are set forth on Schedule 4.1.26.

The Company has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including, without limitation, the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software.

                 4.1.27    Environmental Matters.

                          (a)     Except as set forth on Schedule 4.1.27, the
Company has obtained all permits, licenses and other authorizations which are required in connection with the conduct of the Business under regulations relating to pollution or protection of the environment, including regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                          (b)     Except as set forth on Schedule 4.1.27, the
Company is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable environmental laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder ("Environmental Laws").

                          (c)     Except as set forth on Schedule 4.1.27, there
is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against the Company relating in any way to those Environmental Laws.

                 4.1.28 Leased Real Property. With respect to the real property that is leased by the Company:

                          (a)     The Company has delivered to the QuadraMed
Entities a true and complete copy of every lease and sublease to which the Company is a tenant or subtenant (the "Leases"), and shall describe each Lease on Schedule 4.1.28 by listing the name of the landlord or sublandlord, a description of the leased premises, the commencement and expiration dates of the current term; and

                          (b)     Each Lease is, and at Closing shall be, in
full force and effect and has not been assigned, modified, supplemented or amended except as listed on Schedule 4.1.28, and neither the Company nor the landlord or sublandlord under any lease is in material default under any of the Leases, and to the best of the Company's knowledge after due inquiry, no circumstances or state of facts presently exists which, with the giving of notice or passage of time, or both, would permit the landlord or sublandlord under any Lease to terminate any Lease.

                 4.1.29 Availability of Documents. The Company has made available to the QuadraMed Entities copies of all documents, including, without limitation, all agreements, contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, permits, licenses, patents, trademarks, trade names, service marks, copyrights and applications therefor listed on Schedule 4.1.29 or referred to herein. Such copies are true, complete and unadulterated and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

                 4.1.30 Assets. The Company's assets include all rights and property necessary to the conduct of the Business by the Surviving Corporation in the manner it is presently conducted by the Company.

                 4.1.31 Restrictions. The Company is not a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any Shareholder can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company after consummation of the transactions contemplated hereby,

                 4.1.32 Conditions Affecting the Company. There is no fact, development or threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, supplies, operations, assets or prospects of the Company which are known to the Company or the Shareholders which either individually or in the aggregate would materially adversely affect the business, operations or prospects of the Company considered as a whole, other than such conditions as may affect as a whole the economy generally the Company has used its reasonable and diligent efforts to keep available for the Surviving Corporation the services of employees, agents, customers and suppliers of the Company active in the conduct of the Business. The Company does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby, which losses either individually or in the aggregate would have a material adverse effect on the Business.

                 4.1.33 Minute Books. The minute books of the Company provided to the QuadraMed Entities contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                 4.1.34 Corporate Documents. The Articles of Incorporation and Bylaws of the Company are in the form previously provided to counsel for the QuadraMed Entities.

                 4.1.35 Completeness of Disclosure. No statement, representation or warranty by the Company in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to the QuadraMed Entities pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                 4.1.36 Broker's Fees. There are no broker's or finder's fees or obligations due to persons engaged by the Company or any of the Shareholders or any of the Company's employees, officers or directors in connection with the transactions contemplated by this Agreement, except for the fees and expenses of its counsel and accountants.

                 4.1.37 Investment Representations of the Shareholders. Each Shareholder represents and warrants to the QuadraMed Entities as follows:

                          (a)     Except as noted on Schedule 4.1.37, each
Shareholder is an "accredited investor" within the meaning of Rule 501(a) of the Securities Act.

                          (b)     Each Shareholder is aware that the QuadraMed
Shares (which term, for purposes of this Section 4.1.37, shall include the shares of QuadraMed Common Stock (if any) to be issued pursuant to Section 3.5) have not been registered under the Securities Act or any applicable state securities laws, and agrees that the QuadraMed Shares will not be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Each Shareholder will not transfer the QuadraMed Shares in violation of the provisions of any applicable federal or state securities laws. In this connection, each Shareholder represents that he or she is familiar with SEC Rule 144 promulgated pursuant to the Securities Act ("Rule 144"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Shareholder understands that the offering and sale of the QuadraMed Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements contained in this Agreement and the Company may rely on such representations, warranties and agreements in connection therewith. Each Shareholder is acquiring the QuadraMed Shares for his or her own account and for investment, and not with a view to the distribution thereof or with any present intention of distributing or selling any of the QuadraMed Shares except in compliance with the Securities Act. Each Shareholder represents that by reason of his or her business and financial experience, and the business and financial experience of those persons, if any, retained by him or her to advise him or her with respect to his or her investment in the QuadraMed Shares, such Shareholder together with such advisors have knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment. Each Shareholder's financial condition and investments are such that he or she is in a financial position to hold the QuadraMed Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, his or her investment in the QuadraMed Shares.

                          (c)     Each Shareholder has carefully examined the
QuadraMed SEC Filings. Each Shareholder acknowledges that QuadraMed has made available to each Shareholder all documents and information that he or she has requested relating to QuadraMed and has provided answers to all of his or her questions concerning QuadraMed and the QuadraMed Shares. In evaluating the suitability of the acquisition of the QuadraMed Shares hereunder, each Shareholder has not relied upon any representations or other information (whether oral or written) other than as set forth in the QuadraMed SEC Filings or as contained herein.

         4.2 Representations and Warranties of the QuadraMed Entities. The QuadraMed Entities represent and warrant jointly and severally to the Company as follows:

                 4.2.1 Corporate Existence. Each of the QuadraMed Entities is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 4.2.2 Corporate Power and Authorization. Each of the QuadraMed Entities has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of the QuadraMed Entities have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by each of the QuadraMed Entities in accordance with the provisions hereof (the "Purchaser's Documents") will be duly executed and delivered by each of the QuadraMed Entities by duly authorized officers of each of the QuadraMed Entities and this Agreement constitutes, and the Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of each of the QuadraMed Entities enforceable against them in accordance with their respective terms (except as such enforcement may be limited by applicable bankruptcy, insolvency, moritorium or similar laws affecting the rights of creditors generally or by general principles of equity).

                 4.2.3 Validity of Contemplated Transactions, Etc. The execution, delivery and performance of this Agreement by each of the QuadraMed Entities does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any existing law, ordinance or governmental rule or regulation to which either of the QuadraMed Entities is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to either of the QuadraMed Entities,
(iii) the charter documents or Bylaws of, or any securities issued by, either of the QuadraMed Entities or (iv) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding which is attached as an exhibit to the QuadraMed SEC Filings and to which either of the QuadraMed Entities is a party or by which either of the QuadraMed Entities is otherwise bound. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by either of the QuadraMed Entities.

                 4.2.4 QuadraMed SEC Filings. The QuadraMed SEC Filings, true, correct and complete copies of which have been made available to the Company, have been duly filed in substantial compliance with the requirements of their respective report forms, and as of the date of such filings, did not contain an untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein not misleading in light of the circumstances under which such statements were made, and except as set forth in Schedule 4.2.4, since March 28, 1997, there has not been any material adverse change in the business, assets, financial condition or results of operations of QuadraMed and its subsidiaries taken as a whole. The consolidated financial statements of QuadraMed and the related notes and schedules included in the QuadraMed SEC Filings comply in all material respects with the requirements of the Exchange Act and present fairly the consolidated financial position of QuadraMed as of the dates indicated in accordance with generally accepted accounting principles, and the results of its operations and changes in financial position for the periods therein specified (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). The QuadraMed SEC Filings constitute all of the documents required by applicable securities laws to be filed with the SEC.

         4.3 Survival of Representations and Warranties. All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with negotiation, execution and performance of this Agreement, shall survive the Closing for a period of three (3) years thereafter (or until the expiration of the applicable statute of limitations, if sooner), with the exceptions of representations and warranties contained in Sections 4.1.12 and 4.1.27, which shall survive the Closing until the expiration of the applicable statute of limitations. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely fully upon the representations and warranties set forth herein and therein.

                                   ARTICLE V.
                      AGREEMENTS PENDING AND AFTER CLOSING

         5.1 Agreements of the Company Pending the Closing. The Company covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by the QuadraMed Entities:

                 5.1.1 Business in the Ordinary Course. The Business shall be conducted solely in the ordinary course consistent with past practice.

                 5.1.2 Existing Condition. The Company shall not cause and shall use reasonable and diligent efforts not to permit to occur any of the events or occurrences described in Section 4.1.14 hereof.

                 5.1.3 Maintenance of Physical Assets. The Company shall continue to maintain and service its physical assets in the same manner as has been its consistent past practice.

                 5.1.4 Employees and Business Relations. The Company shall use its best reasonable efforts to keep available the services of the present employees and agents material to the conduct of the Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Company.

                 5.1.5 Maintenance of Insurance. The Company shall notify the QuadraMed Entities of any material changes in the terms of the insurance policies and binders referred to in Schedule 4.1.20.

                 5.1.6    Compliance with Laws, Etc.   The Company shall comply
with all laws, ordinances, rules, regulations and orders applicable to its businesses, or the Company's operations, assets or properties in respect thereof, the noncompliance with which might either individually or in the aggregate materially affect its business or assets.

                 5.1.7 Update Schedules. The Company acknowledges that it has not delivered draft schedules to the QuadraMed Entities as of the date hereof, but shall do so as soon as practicable. The Company shall promptly finalize such schedules and disclose to the QuadraMed Entities any information contained in its representations and warranties or the schedules which, because of an event occurring before or after the date hereof, is materially incomplete or is no longer materially correct as of all times after the date hereof until the Closing; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Company for the purposes of Article VI hereof, unless the QuadraMed Entities shall have consented thereto in writing.

                 5.1.8 Conduct of Business. The Company shall use its reasonable best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of the Company contained in this Agreement shall be true, except as specifically contemplated by this
Article V, as though such representations and warranties were made on and as of such date. To this end, the officers of the Company shall consult with senior management of QuadraMed on a regular basis regarding any circumstances which may reasonably be expected to have a material impact on operation of the Business and, subject to the terms and conditions hereof, shall operate the Business in a manner which is consistent with its acquisition by the QuadraMed Entities as of the Closing. Furthermore, the Company shall cooperate with the QuadraMed Entities and use its reasonable best efforts to cause all of the conditions to the obligations of the QuadraMed Entities and the Company under this Agreement to be satisfied on or prior to the Closing.

                 5.1.9 Sale of Assets; Negotiations. The Company shall not, directly or indirectly, sell or encumber all or any part of its assets, other than in the ordinary course of the Business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. The Company shall not provide any confidential information concerning the Business or its properties or assets to any third party other than in the ordinary course of business or unless required by applicable law, regulation or order.

                 5.1.10 Access. Upon reasonable request, the Company shall give to the QuadraMed Entities' officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Business and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purposes of making such investigation of the Company as the QuadraMed Entities shall desire to make; provided, however, that such investigation shall not unreasonably interfere with the Company's business operations. Furthermore, the Company shall furnish to the QuadraMed Entities all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as shall permit the QuadraMed Entities and their agents to make such physical inventories and inspections of the assets of the Company as the QuadraMed Entities may request from time to time.

                 5.1.11 Press Releases. Except as required by applicable law, neither the Company nor the Shareholders shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by the QuadraMed Entities, in their sole discretion.

                 5.1.12 Termination of Pension Plan. The Shareholders shall have, within ninety (90) days of the Closing, terminated any existing Employee Benefit Plan (as defined in

Section 4.1.24 above) in a fashion which results in no continuing liability with respect to the QuadraMed Entities and is otherwise reasonably acceptable to counsel for the QuadraMed Entities. Such termination activity shall include, without limitation, funding each Employee Benefit Plan with assets sufficient to satisfy all benefit liabilities, providing notices of such termination in compliance with the Code and other applicable law to all covered employees, making all required actuarial determinations and obtaining all necessary governmental or regulatory approvals for such termination. In this regard, all of the Company's funding obligations with respect to each such Employee Benefit Plan shall be made out of the Company's assets on or prior to the Closing or out of the Shareholders' personal assets and in no event shall any such funding liability constitute a liability of the QuadraMed Entities. The Shareholders shall jointly and severally indemnify the QuadraMed Entities and shall defend and hold the QuadraMed Entities (and any affiliates thereof) completely harmless on an after-tax basis, in the event the IRS or the PBGC for any reason whatsoever seeks to claim, assess or collect from the QuadraMed Entities (or any affiliate) any deficiency or assessment in federal income taxes (and any related penalties, additions to tax and interest), any claims by the participants of any such Employee Benefit Plan, or any other amounts attributable to the Employee Benefit Plans of the Company. In the event that the IRS or the PBGC takes any action with respect to any Employee Benefit Plan, the Shareholders shall be entitled to conduct, manage or control any audit, examination or adversarial proceeding by or against the IRS or the PBGC employing tax counsel selected by them in their reasonable discretion (provided that the QuadraMed Entities and their counsel may, at their own expense, attend and participate in any and all meetings and proceedings relating to any such action). In satisfaction of their indemnification obligation hereunder, the Shareholders shall, upon written demand by the QuadraMed Entities (or any affiliate thereof), forthwith pay to the IRS and/or the PBGC the amount of any assessment or similar item issued to the QuadraMed Entities (or any affiliate thereof) and/or if the QuadraMed Entities (or any affiliate thereof) has made any payment to the IRS or the PBGC in respect of any such assessment or similar item, reimburse the QuadraMed Entities (or any affiliate thereof) therefor.
The Shareholders shall also cause to be removed or abated any lien, levy or attachment upon the QuadraMed Entities or their respective property and take any and all other steps necessary to defend and hold the QuadraMed Entities (and any affiliate thereof) completely harmless on an after-tax basis, from any action by the IRS or the PBGC. Any reimbursement by the Shareholders to the QuadraMed Entities (or any affiliate thereof) shall include annual interest at the prime rate (as then charged by QuadraMed's principal lending bank) plus two percent (2%) from the date any payment was made to the IRS or the PBGC by the QuadraMed Entities.

         5.2     Agreements of the QuadraMed Entities Pending and After the
Closing.

                 5.2.1 Compliance with Laws, Etc. The QuadraMed Entities shall comply with all laws, ordinances, rules, regulations and orders applicable to their businesses, or their operations, assets or properties in respect thereof, the noncompliance with which might materially affect the business or assets of the QuadraMed Entities.

                 5.2.2 Access. Upon reasonable request, the QuadraMed Entities shall give to the Company's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the business of the QuadraMed Entities and shall permit them to consult with the officers, employees, accountants, counsel and agents of the QuadraMed Entities; provided, however, that such investigation shall not unreasonably interfere with the QuadraMed Entities' business operations.

                 5.2.3 Conduct of Business. Each of the QuadraMed Entities covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by the Company, neither of the QuadraMed Entities will knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Furthermore, each of the QuadraMed Entities shall cooperate with the Company and use its best efforts to cause all of the conditions to the obligations of the QuadraMed Entities and the Company under this Agreement to be satisfied on or prior to the Closing.

                 5.2.4 Update Schedules. The QuadraMed Entities acknowledge that they have not delivered draft schedules to the Company as of the date hereof, but shall do so as soon as practicable. Notwithstanding the foregoing, each of the Shareholders hereby acknowledges receipt of QuadraMed's Form 10-K-SB which was filed with the SEC on March 28, 1997.

                 5.2.5 The QuadraMed Entities shall use reasonable best efforts to maintain at all times during the period from March 1, 1997 through December 31, 1998 (the "Contingent Consideration Period") Working Capital, as defined below, of the Surviving Corporation at a minimum of $125,000. Should the Working Capital of the Surviving Corporation fall below the minimum established in this Section 5.2.5 at any time during the Contingent Consideration Period, upon written notice of such shortfall to the QuadraMed Entities from one or more of the Shareholders, the QuadraMed Entities shall have thirty (30) days from the date of such notice to cure by restoring the Working Capital to its required level. The term "Working Capital" shall mean for the purposes of this Section 5.2.5 the excess of current assets over current liabilities on the balance sheet of the Surviving Corporation at any time during the Contingent Consideration Period determined in accordance with generally accepted accounting principles. If, at the expiration of such thirty
(30) day cure period (i) Working Capital has not been restored to its required level, regardless of whether the QuadraMed Entities have used reasonable best efforts to maintain Working Capital (a "Working Capital Shortfall") and, (ii) audited gross revenues of the Surviving Corporation fail to meet either the 1997 Maximum Target (in the case of a Working Capital Shortfall occurring between March 1, 1997 and December 31, 1997) or the 1998 Maximum Target (with respect to a Working Capital Shortfall occurring between January 1, 1998 and December 31, 1998), then the Shareholders shall be entitled to receive contingent consideration pursuant to Section 3.5 with a Fair Market Value of $500,000 solely for the year in which such Working Capital Shortfall occurs, subject to the limitation set forth in the next sentence. Each of the Shareholders covenants that the business of the Surviving Corporation shall be operated by Eugene M. Arnone, its President and Chief Operating Officer, in good faith and in a fashion as he reasonably determines necessary to maintain and enhance the profitability of the Surviving Corporation. Each of the Shareholders acknowledges and agrees that the sole remedy or recourse of the Shareholders for a failure to cure a Working Capital Shortfall in any particular year shall be to receive the $500,000 contingent payment described above and that in no event shall the QuadraMed Entities be liable for any further damages, costs or expenses (including, without limitation, special, indirect, compensatory or consequential damages), whether at law, pursuant to the indemnification provisions of Article VII hereof or otherwise. Subject only to the exclusive remedy of the Shareholders to receive the $500,000 contingent payment in 1997 and/or 1998 set forth in the preceding sentence, nothing in this Section 5.2.5 shall prevent the QuadraMed Entities from taking any action in connection with the Surviving Corporation or its business, including without limitation reducing costs, hiring or firing personnel or implementing new or different business, sales or management initiatives or strategies.




                                  ARTICLE VI.
                      CONDITIONS PRECEDENT TO THE CLOSING

         6.1 Conditions Precedent to the Obligations of the QuadraMed Entities. All obligations of the QuadraMed Entities under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the QuadraMed Entities, in whole or in part (as determined in their sole and absolute discretion):

                 6.1.1 Due Diligence. The QuadraMed Entities shall have completed and approved their due diligence review of the business affairs and operations of the Company as determined in their sole and absolute discretion.

                 6.1.2 Representations and Warranties True as of the Closing. Except for changes expressly contemplated hereby or consented to or waived in writing by the QuadraMed Entities, the representations and warranties of the Company and the Shareholders contained in this Agreement or in any schedule, certificate or document delivered by the Company to the QuadraMed Entities pursuant to the provisions hereof shall have been true on the date hereof without regard to any schedules or updates furnished by the Company after the date hereof and shall be true on the Closing with the same effect as though such representations and warranties were made as of such date.

                 6.1.3 Compliance with this Agreement. The Company and each Shareholder shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or at the Closing.

                 6.1.4 Closing Certificate. The QuadraMed Entities shall have received a certificate from the Company dated as of the Closing, certifying that the conditions specified in Sections 6.1.3 and 6.1.4 hereof have been fulfilled and certifying that the Company has obtained all consents and approvals required with respect to it or the Business by Section 6.1.10 hereof.

                 6.1.5 Opinion of Counsel for the Company. Edwards & Angell, counsel for the Company and the Shareholders shall have delivered to the QuadraMed Entities a written opinion, dated as of the Closing, in form and substance satisfactory to the QuadraMed Entities and their counsel.

                 6.1.6 Delivery of Company Shares. The Shareholders shall have delivered to the QuadraMed Entities certificates representing all shares of Company Common Stock prior to the Closing, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Acquisition Co.

                 6.1.7    Assignment of Contracts.  All contracts set forth in
Schedule 4.1.21 requiring consent to assignment and existing as of the date of this Agreement relating to the Company shall have been assigned to the Surviving Corporation in a fashion such that each such contract is fully enforceable in accordance with its terms, and the Company shall have obtained any necessary third-party consents with respect to such assignment.

                 6.1.8 No Threatened or Pending Litigation. On the Closing, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                 6.1.9 Consents and Approvals. Except for contracts assigned to the Surviving Corporation pursuant to Section 6.1.8, the holders of any indebtedness of the Company, the lessors or lessees of any personal property or assets leased by the Company, the parties (other than the Company) to any contract, commitment or agreement to which the Company is a party or subject, and any governmental, judicial or regulatory official, body or authority having jurisdiction over any Shareholder, the Company or the QuadraMed Entities to the extent that their consent or approval is required or necessary under the pertinent debt, lease, contract, commitment or agreement or other document or instrument or under applicable orders, laws, rules or regulations, for the consummation of the transactions contemplated hereby in the manner herein provided, shall have granted such consent or approval.

                 6.1.10 Leases. The Company shall obtain the consent to assignment and landlord estoppel certificates (in a form and substance reasonably satisfactory to the

QuadraMed Entities and their counsel) with respect to each real property lease to be assigned to the Surviving Corporation effective as of the Closing.

                 6.1.11 Material Adverse Changes. The business operations, assets, properties or prospects of the Business shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

                 6.1.12 Non-Competition Agreement. Arnone shall have executed and delivered to the QuadraMed Entities a Non-Competition and Non-Circumvention Agreement, substantially in the form mutually agreed to by the parties hereto prior to the Closing and attached hereto as Exhibit "B" and incorporated herein by this reference (the "Non-Competition Agreement").

                 6.1.13 Key Employee Arrangements. Arnone shall have executed and delivered an employment agreement, substantially in the form attached hereto as Exhibit "C" and incorporated herein by this reference (the "Employment Agreement"), in form and substance mutually agreed to by the parties hereto prior to the Closing and reasonably acceptable to the QuadraMed Entities and their counsel. In addition, any other key employees of the Company identified by the QuadraMed Entities shall have agreed to continue their at-will employment with the Surviving Corporation.

                 6.1.14 Proprietary Information Agreements. Each of the employees of the Company identified by the QuadraMed Entities and to be employed by the QuadraMed Entities shall have executed and delivered QuadraMed's standard form Proprietary Information Agreement.

                 6.1.15 Employee Benefit Plans. The Company and the Shareholders shall have delivered to the QuadraMed Entities evidence reasonably satisfactory to counsel for the QuadraMed Entities that all of the Company's and the Surviving Corporation's funding obligations with respect to any Employee Benefit Plan (as defined in Section 4.1.24 above) has been terminated effective as of the Closing.

                 6.1.16 Shareholders Agreement. That certain Shareholders Agreement dated January 1, 1994 by and among certain shareholders of the Company shall have been terminated in its entirety.

                 6.1.17 Cancellation Loan Documentation. Each of Core States Bank and Eugene M. Arnone in their capacities as lenders to the Company shall have provided to the QuadraMed Entities all documents referred to in Section
3.4 above.

                 6.1.18 Kaden Release. Raymond J. Kaden ("Kaden") shall have executed and delivered a complete release and termination of any and all securities interests and liens on the Company's Common Stock or assets and such other documentation as shall be reasonable requested by counsel for the QuadraMed Entities as necessary to evidence full repayment of Arnone's indebtedness to Kaden and release of all legal rights and remedies in connection therewith by Kaden.

                 6.1.19 Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing by Zevnik Horton Guibord & McGovern, L.L.P., counsel for the QuadraMed Entities in the exercise of their reasonable judgment. The Shareholders and the Company also shall have delivered to the QuadraMed Entities such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

         6.2 Conditions Precedent to the Obligations of the Company. All obligations of the Company and Shareholders under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Company and the Shareholders, in whole or in part (as determined in their sole and absolute discretion):

                 6.2.1 Representations and Warranties True as of the Closing. Except for changes contemplated hereby or consented to or waived in writing by the Company, the representations and warranties of the QuadraMed Entities contained in this Agreement or in any schedule, certificate or document delivered by the QuadraMed Entities to the Company pursuant to the provisions hereof shall have been true on the date hereof without regard to any schedule updates furnished by the QuadraMed Entities after the date hereof and shall be true on the Closing with the same effect as though such representations and warranties were made as of such date.

                 6.2.2 Compliance with this Agreement. Each of the QuadraMed Entities shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                 6.2.3 Closing Certificate. The Company shall have received a certificate from the QuadraMed Entities dated as of the Closing certifying in such detail as the Company may reasonably request that the conditions specified in Sections 6.2.1 and 6.2.2 hereof have been fulfilled.

                 6.2.4 Opinion of Counsel for the QuadraMed Entities. Zevnik Horton Guibord & McGovern, L.L.P., counsel for the QuadraMed Entities, shall have delivered to the Company a written opinion, dated as of the Closing in form and substance satisfactory to counsel for the Company and its Shareholders.

                 6.2.5 Key Employee Arrangements. Arnone shall have executed and delivered the Employment Agreement in form and substance reasonably acceptable to the Company and its counsel.

                 6.2.6 Material Adverse Change. The financial condition of QuadraMed shall not have been materially adversely effected in any way as a result of any event or occurrence.

                 6.2.7 No Threatened or Pending Litigation. On the Closing, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                 6.2.8 Closing Consideration. QuadraMed shall have delivered the Closing Consideration to the Shareholders.

                 6.2.9 Repayment of Loans. QuadraMed shall have repaid the loans to the Company referred to in Section 3.4 above.

                 6.2.10 Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing by counsel for the Company and the Shareholders, in the exercise of his or her reasonable judgment. The QuadraMed Entities also shall have delivered to the Company such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

                                  ARTICLE VII.
                                INDEMNIFICATION

         7.1 General Indemnification Obligation of the Shareholders. From and after the Closing through and until the third (3rd) anniversary of the Closing (or such longer period as shall be required to resolve any claim made pursuant to this Article VII on or prior to the third (3rd) anniversary of the Closing), Eugene M. Arnone, as to 100% of any potential liability of the Shareholders to an Indemnified QuadraMed Party (as defined below) under this
Article VII, and each of the other Shareholders, severally, will reimburse, protect, defend, indemnify and hold harmless the QuadraMed Entities and their respective officers, directors, employees, agents, representatives, affiliates, successors and assigns (each an "Indemnified QuadraMed Party") against and in respect of:

                 7.1.1 Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified QuadraMed Party that result from, relate to or arise out of:

                          (a)     Any and all actions, suits, claims or legal,
administrative, arbitration, governmental or other proceedings or investigations against any Indemnified QuadraMed Party that relate to the Company or the Shareholders or the Business in which the principal event giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of the Company, any Shareholder or any director, officer, employee, agent, representative, subcontractor or affiliate of the Company or any Shareholder; or

                          (b)     Any misrepresentation, breach of warranty or
nonfulfillment of any agreement or covenant on the part of the Company or any of the Shareholders under this Agreement (with the exception of the covenant contained in Section 5.2.5 above, for which no indemnification is available), or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the QuadraMed Entities pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; or

                          (c)     Any and all liabilities and obligations of
the Company or any Shareholder of any nature whatsoever arising out of or relating to the indebtedness of the Company to either Core States, Eugene M. Arnone or Raymond J. Kaden, except for the payment of the amount specified in
Section 3.4; or

                          (d)     Any and all liability for Taxes arising out
of or attributable to the operations or other activities of the Company prior to the Closing, including all interest, penalties, additions to tax or similar amounts; or

                          (e)     Any and all legal fees, costs and expenses of
the Company and/or the Shareholders incurred in connection with the transactions contemplated by this Agreement; or

                          (f)     Any and all liabilities, costs and expenses
incurred in connection with the termination of the Company's existing pension plan as set forth in Section 5.1.12 above; or

                          (g)     Any and all legal fees, costs and expenses
either the Company or the Shareholders incurred in connection with the transactions contemplated by this Agreement, regardless of when such fees, costs and expenses were or are incurred or paid; and

                 7.1.2 Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.1.

         7.2 General Indemnification Obligation of the QuadraMed Entities. From and after the Closing, through and until the third (3rd) anniversary of the Closing (or such longer period as shall be required to resolve any claim made pursuant to this Article VII on or prior to the third (3rd) anniversary of the Closing), the QuadraMed Entities will reimburse, protect, defend, indemnify and hold harmless the Shareholders and their agents, representatives, affiliates, successors and assigns (each an "Indemnified Shareholder Party") against and in respect of:

                 7.2.1 Any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Shareholder Party that result from, relate to or arise out of:

                          (a)     Any and all actions, suits, claims or legal,
administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Shareholder Party that relate to the QuadraMed Entities or the Business in which the principal event giving rise thereto occurred after the Closing or which result from or arise out of any action or inaction after the Closing of the QuadraMed Entities, or any director, officer, employee, agent, representative, subcontractor or affiliate of either of the QuadraMed Entities, except (i) any such action or inaction by the QuadraMed Entities resulting from, relating to or arising out of matters which the Shareholders are required to indemnify the Indemnified QuadraMed Parties pursuant to Section 7.1 above, or (ii) to the extent attributable to the acts or omissions of a Shareholder; or

                          (b)     Any misrepresentation, breach of warranty or
non-fulfillment of any agreement or covenant on the part of either of the QuadraMed Entities under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Company pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

                 7.2.2 Any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 7.2.

         7.3 Method of Asserting Claims, Etc. In the event that any claim or demand for which the Shareholders would be liable to an Indemnified QuadraMed Party hereunder is asserted against or sought to be collected from an Indemnified QuadraMed Party by a third party, the Indemnified QuadraMed Party shall notify the Shareholders of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Each Shareholder shall have ten (10) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified QuadraMed Party (i) whether or not the Shareholder disputes the liability of the Shareholder to the Indemnified QuadraMed Party hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not the Shareholder desires, at his or her sole cost and expense to assume the defense of the Indemnified QuadraMed Party against such claim or demand.

                 7.3.1 If the Shareholders dispute their liability with respect to such claim or demand or the amount thereof (whether or not the Shareholders desire to assume the defense of the Indemnified QuadraMed Party against such claim or demand as provided in Sections 7.3.2 and 7.3.3 below), such dispute shall be resolved in accordance with Section 7.8 hereof. Pending the resolution of any dispute by the Shareholders of the liability of the Shareholders with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified QuadraMed Party.

                 7.3.2 In the event that the Shareholders notify the Indemnified QuadraMed Parties within the Notice Period that it desires to assume the defense of the Indemnified QuadraMed Parties against such claim or demand then, except as hereinafter provided, the Shareholders shall have the right to defend the Indemnified QuadraMed Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of any Indemnified QuadraMed Party becoming subject to liability for any other matter; provided, however, that the Shareholders shall not, without the prior written consent of all Indemnified QuadraMed Parties, consent to the entry of any judgment against any Indemnified QuadraMed Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified QuadraMed Party of a release, in form and substance satisfactory to the Indemnified QuadraMed Party, as the case may be, from all liability in respect of such claim or litigation. If the Indemnified QuadraMed Parties desire to participate in, but not control, any such defense or settlement, they may do so at their sole cost and expense. If, in the reasonable opinion of the Indemnified QuadraMed Parties, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of any Indemnified QuadraMed Party, including, without limitation, the administration of the tax returns and responsibilities under the tax laws of any Indemnified QuadraMed Party, then the Indemnified QuadraMed Parties shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of the Shareholders hereunder; provided, however, that the Indemnified QuadraMed Parties shall not settle any such claim or demand without the prior written consent of the Shareholders, which consent shall not be unreasonably withheld. If the Indemnified QuadraMed Parties should elect to exercise such right, the Shareholders shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

                 7.3.3 If the Shareholders elect not to defend any Indemnified QuadraMed Party against such claim or demand, whether by not giving the Indemnified QuadraMed Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by the Shareholders or by the Indemnified QuadraMed Parties (but none of the Indemnified QuadraMed Parties shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Shareholders hereunder, unless the Shareholders shall have disputed their liability to the Indemnified QuadraMed Party hereunder, as provided in Section 7.3.1 above, in which event such dispute shall be resolved as provided in Section 7.8 hereof.

                 7.3.4 In the event an Indemnified QuadraMed Party should have a claim against the Shareholders hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified QuadraMed Party shall promptly send a Claim Notice with respect to such claim to the Shareholders. If the Shareholders dispute their liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 7.8 hereof.

                 7.3.5 All claims for indemnification by an Indemnified Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Shareholder Party" for "Indemnified QuadraMed Party" and variations thereof and "QuadraMed" for "Shareholders."

         7.4 Maximum Exposure. The aggregate amount of all claims subject to indemnification hereunder by the Shareholders, on one hand, and the QuadraMed Entities, on the other hand, shall not exceed $5,000,000 plus the Fair Market Value of the amount of shares of QuadraMed Common Stock, if any, issued pursuant to Section 3.5 above.

         7.5 Threshold. Notwithstanding the foregoing Sections 7.1 and 7.2, neither party shall have the right to indemnification hereunder unless and until the aggregate damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by such party as a result of the acts, events or omissions described in Sections 7.1 and 7.2 (collectively, "Losses") equal or exceed $30,000 (the "Threshold Amount"). At such time as the aggregate losses equal or exceed the Threshold Amount, the party to be indemnified shall be indemnified to the full extent of all such Losses (including Losses counted in determining whether the aggregate Losses equaled or exceed the Threshold Amount).

         7.6 Set-Off. Each of the Shareholders hereby grants the QuadraMed Entities the right to set-off against any and all amounts due and owing from the Shareholders to the QuadraMed Indemnified Party pursuant to this Article VII any and all amounts of contingent consideration then due and payable to the Shareholders pursuant to the provisions of Section 3.5 above. The QuadraMed Common Stock so set-off shall be valued at its Fair Market Value. Should the Shareholders pay the amount of any such indemnity claim to the applicable QuadraMed Indemnified Party in cash within ninety (90) days after any such set-off, the

QuadraMed Entities shall cause any QuadraMed Common Stock otherwise set-off to be issued to the Shareholders in accordance with the terms of Section 3.5.

         7.7 Payment. Upon the determination of any indemnification liability under this Article VII, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder in cash or other certifiable funds.

         7.8     Arbitration.

                 7.8.1 All disputes under this Article VII shall be settled by arbitration in San Francisco, California, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 7.8. The arbitrator shall be selected by the joint agreement of the Shareholders and the QuadraMed Entities, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

                 7.8.2 To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 7.8 shall prevent the parties from settling any dispute by mutual agreement at any time.

         7.9 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article VII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

         8.1     Termination.

                 8.1.1 Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time before the Closing only as follows:

                          (a)     By mutual consent of the Company and the
QuadraMed Entities;

                          (b)     By the QuadraMed Entities (i) at any time if
the representations and warranties of the Company or the Shareholders contained in Section 4.1 hereof were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to the Company given at any time after June 15, 1997 (or such later date as shall have been specified in a writing authorized on behalf of the Company and the QuadraMed Entities) if all of the conditions precedent set forth in Section 6.1 hereof have not been met; or

                          (c)      By the Company (i) at any time if the
representations and warranties of the QuadraMed Entities contained in Section
4.2 hereof were incorrect in any material respect when made or at any time thereafter, or (ii) upon written notice to the QuadraMed Entities given at any time after June 15, 1997 (or such later date as shall have been specified in a writing authorized on behalf of the Company and the QuadraMed Entities) if all of the conditions precedent set forth in Section 6.2 hereof have not been met.

                 8.1.2 In the event of the termination and abandonment hereof pursuant to the provisions of this Section 8.1, this Agreement shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or shareholders in respect of this Agreement, unless the termination was the result of the representations and warranties of a party being materially incorrect when made or the material breach by such party of a covenant hereunder in which event the party whose representations and warranties were incorrect or who breached such covenant shall be liable to the other party for all costs and expenses of the other parties in connection with the preparation, negotiation, execution and performance of this Agreement.

         8.2     Brokers' and Finders' Fees.

                 8.2.1 The Company and the Shareholders represent and warrant to the QuadraMed Entities that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and the Company and the Shareholders agree to jointly and severally indemnify and hold harmless the QuadraMed Entities against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of the Company's or any Shareholder's or any of their respective agents' dealings, arrangements or agreements with any such person.

                 8.2.2 Each of the QuadraMed Entities represents and warrants that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person who may be entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the consummation of the transactions contemplated hereby, and each of the QuadraMed Entities agrees to indemnify and hold harmless the Company and the Shareholders against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of either of the QuadraMed Entities' or any of their respective agents' dealings, arrangements or agreements with any such person.

         8.3 Expenses. QuadraMed shall bear all legal fees, costs and expenses incurred by the QuadraMed Entities incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. The Shareholders shall pay, out of their personal funds and not out of any assets of the Company, all legal fees, costs and expenses incurred by either the Company or the Shareholders incidental to the preparation of this Agreement, the carrying out of this Agreement and the consummation of the transactions contemplated hereby.

         8.4 Contents of Agreement; Parties in Interest; Etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

         8.5 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Shareholders, the Company and the QuadraMed Entities.

         8.6 Waiver. Any terms or provisions of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         8.7 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or by overnight courier or sent by telegram or facsimile transmission or by registered or certified mail, postage prepaid, as follows:

If to the QuadraMed Entities:      QuadraMed Corporation
                                   80 East Sir Francis Drake Boulevard, Suite 2A
                                   Larkspur, California 94939
                                   Attention: John V. Cracchiolo
                                   Facsimile: (415) 461-7785

With a required copy to:           Zevnik Horton Guibord & McGovern, L.L.P.
                                   101 West Broadway, 17th Floor
                                   San Diego, California 92101
                                   Attention: Steven G. Rowles, Esq.
                                   Facsimile: (619) 515-9628

If to the Company or               Healthcare Recovery, Incorporated
the Shareholders:                  4555 Route 9 North
                                   Howell, New Jersey 07731
                                   Attention: Eugene M. Arnone
                                   Facsimile: (908) 866-1186

With a required copy to:           Edwards & Angell
                                   750 Lexington Avenue
                                   New York, New York 10022
                                   Attention: Alfred R. Paliani
                                   Facsimile: (212) 308-4844

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication delivered personally or by facsimile shall be deemed delivered on the date of delivery and such items sent by certified or registered mail shall be deemed delivered three (3) days after mailing.

         8.8 Delaware Law to Govern. This Agreement and any dispute arising under or related to this Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws rules thereof.

         8.9 Headings, Gender and "Person". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         8.10 Exhibits and Schedules. All exhibits and schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

         8.11 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.12 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have duly executed this Acquisition Agreement and Plan of Merger as of the date first written above.

QUADRAMED                            QUADRAMED CORPORATION


                                     By:  /s/ JAMES D. DURHAM
                                        --------------------------------
                                              James D. Durham
                                              Chief Executive Officer

ACQUISITION CO.                      HEALTHCARE RECOVERY ACQUISITION CORPORATION


                                     By:  /s/ JAMES D. DURHAM
                                        --------------------------------
                                              James D. Durham
                                              Chief Executive Officer

COMPANY                              HEALTHCARE RECOVERY, INCORPORATED


                                     By:   /s/ EUGENE M. ARNONE
                                        --------------------------------
                                              Eugene M. Arnone
                                              President

SHAREHOLDERS


                                      /s/ EUGENE M. ARNONE
                                     -----------------------------------
                                     Eugene M. Arnone


                                      /s/ CHARLES HEHN
                                     -----------------------------------
                                     Charles Hehn


                                      /s/ DEBORAH MARSH
                                     -----------------------------------
                                     Deborah Marsh


          [SIGNATURE PAGE TO ACQUISITION AGREEMENT AND PLAN OF MERGER]

                                  EXHIBIT "A"

                             CERTIFICATE OF MERGER
                                       OF
                       HEALTHCARE RECOVERY, INCORPORATED
                                      INTO
                  HEALTHCARE RECOVERY ACQUISITION CORPORATION

         The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     Name                                                State of Incorporation
     ----                                                ----------------------
     Healthcare Recovery, Incorporated                   New Jersey
     Healthcare Recovery Acquisition Corporation         Delaware

         SECOND: That an Acquisition Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

         THIRD: That a stockholder vote approving the merger pursuant to the Acquisition Agreement and Plan of Merger between the parties to the merger need not be approved by the stockholders of the surviving constituent corporation pursuant to Section 251(f) of the Delaware General Corporation Law, and, as of the date hereof, the merger qualifies for Section 251(f) treatment.

         FOURTH: That the name of the surviving corporation of the merger is Healthcare Recovery Acquisition Corporation.

         FIFTH: That the authorized capital stock of the non-surviving corporation consists of 2,500 shares of Common Stock, no par value, of which 1,319.54 shares are duly and validly issued and outstanding.

         SIXTH: That the Certificate of Incorporation of Healthcare Recovery Acquisition Corporation, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

         SEVENTH: That the executed Acquisition Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 80 East Sir Francis Drake Boulevard, Suite 2A, Larkspur, California 94939.

         EIGHTH: That a copy of the Acquisition Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

         NINTH: That this Certificate of Merger shall be effective on the Closing as that term is defined in the Acquisition Agreement and Plan of Merger (but in no event after the 90th day following the filing of this Certificate of Merger).

                                        HEALTHCARE RECOVERY ACQUISITION
                                        CORPORATION


                                        By:
                                           -----------------------------------
                                           James D. Durham
                                           Chief Executive Officer

ATTEST:


-------------------------------
John V. Cracchiolo, Secretary

                                  EXHIBIT "B"

                           NON-COMPETITION AGREEMENT

                                  EXHIBIT "C"

                              EMPLOYMENT AGREEMENT